Exhibit 23.3

Consent of Independent Auditors’ Report

The Board of Directors

Leeyo Software, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

April 2, 2018